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                                                                     EXHIBIT 1.3

                                                   [Name of Selling Stockholder]


                             KENSEY NASH CORPORATION

                         Public Offering of Common Stock

                   Letter of Transmittal and Custody Agreement


StockTrans, Inc.
7 East Lancaster
Ardmore, Pennsylvania  19003

Ladies and Gentlemen:

     There are delivered to you herewith certificates, in negotiable form (with signatures guaranteed by a national bank or trust company or by a member firm of the New York Stock Exchange), representing the number of issued and outstanding shares of common stock, par value $.001 per share (the "Common Stock"), of Kensey Nash Corporation, a Delaware corporation (the "Company"), set forth immediately following the signature of the undersigned at the end of this letter. These certificates are to be held by you as Custodian for the account of the undersigned and are to be disposed of by you in accordance with this Letter of Transmittal and Custody Agreement.

     Concurrently with the execution and delivery of this Letter of Transmittal and Custody Agreement, the undersigned has executed a Power of Attorney (the "Power of Attorney") appointing [Joseph W. Kaufmann] and __________ (individually, an "Attorney-in-Fact" and collectively, the "Attorneys-in-Fact"), authorizing the Attorneys-in-Fact, or any of them, to sell from the number of shares represented by the certificates deposited that number of shares indicated following the signature of the undersigned at the end of this letter, or such lesser number as the Attorneys-in-Fact, or any of them, may determine, and for that purpose to enter into an underwriting agreement (the "Underwriting Agreement") among the Company, certain selling stockholders including the undersigned (the "Selling Stockholders") and the underwriter or underwriters named in the Underwriting Agreement (the "Underwriters").

     You are authorized and directed to hold the certificates deposited in your custody, and at the time of delivery specified in the Underwriting Agreement you are (i) to cause the number of shares that are to be sold to be transferred on the books of the Company into such names as the Attorneys-in-Fact, or any of them, shall have instructed you pursuant to the Power of Attorney and to issue, as Custodian for the shares of Common Stock, against surrender of the certificates representing such shares, new certificates (free of any restrictive legend) for such shares registered in such names and in such denominations as the Attorneys-in-Fact, or any of them, shall have

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instructed you, and (ii) upon the instructions of the Attorneys-in-Fact, or any of them, to deliver such new certificates to the Underwriters, against payment for such shares, and to give receipt for such payment and to draw upon such payment to pay such expenses, if any, as you may be instructed to pay by the Attorneys-in-Fact, or any of them, and, when instructed by the Attorneys-in-Fact, or any of them, to do so, but in any event within twenty-four
(24) hours of being so instructed, you are to remit the balance by wire transfer, when collected, after deducting such expenses, of the amount received by you as payment for such shares to the account of the undersigned designated at the end of this letter or otherwise designated by the Attorney-in-Fact. With such remittance you shall also return to the undersigned new certificates representing the number of shares of Common Stock, if any, represented by the certificates deposited that are in excess of the number of shares sold by the undersigned to the Underwriters.

     If the Underwriting Agreement shall not be entered into, or if all of the transactions contemplated by the Underwriting Agreement and the Powers of Attorney are not completed prior to [June 30], 2000, then, upon the written request of the undersigned to you (accompanied by written notice of termination of the Power of Attorney addressed to the Attorneys-in-Fact, in your care) or upon written notice or request by the Attorneys-in-Fact, or any of them, on or after that date, you are to return to the undersigned the certificates deposited.

     Under the terms of the Power of Attorney, the authority conferred thereby is subject to the interests of the Underwriters, the Company and the other Selling Stockholders, and, prior to the date set forth in the preceding paragraph, is irrevocable and not subject to termination by the undersigned or by operation of law, whether by death or incapacity or otherwise, and the obligations of the undersigned under the Underwriting Agreement are to be similarly not subject to termination. Accordingly, the certificates deposited and this Letter of Transmittal and Custody Agreement and your authority are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, and this Letter of Transmittal and Custody Agreement and your authority hereunder shall be irrevocable and shall not be subject to termination by the undersigned or by operation of law, whether by the death or incapacity of the undersigned or the occurrence of any other event (including, without limitation, the termination of any trust or estate or custodianship for which the undersigned is acting as fiduciary or the death or incapacity of any trustee or trustees or any executor or executors or administrator or administrators or any custodian or custodians, respectively, of such trust or estate or custodianship). If the undersigned should die or become incapacitated, or if any other such event should occur, before the delivery of the shares to be sold by the undersigned under the Underwriting Agreement, certificates for such shares shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and this Letter of Transmittal and Custody Agreement, and actions taken by the Attorneys-in-Fact, or any of them, pursuant to the Power of Attorney executed by the undersigned shall be as valid as if such death or incapacity or other event had not occurred, regardless of whether or not you or the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, or other event.

     Until payment of the purchase price for the shares to be sold by the undersigned to the Underwriters has been made to you by or for the account of the Underwriters, the undersigned shall remain the owner of such shares and shall have the right to vote such shares and all other

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shares, if any, represented by the certificates deposited and to receive all dividends and distributions thereon.

     You shall be entitled to act and rely upon any statement, request, notice, or instructions respecting this Letter of Transmittal and Custody Agreement given to you by the Attorneys-in-Fact, or any of them; provided, however, that any statement or notice to you with respect to the time of delivery under the Underwriting Agreement, or with respect to the non-effectiveness or termination of the Underwriting Agreement, or advising that the Underwriting Agreement has not been executed and delivered shall have been confirmed in writing to you by the Representatives named in the Underwriting Agreement (or the Underwriters, if there are no Representatives).

     It is understood that you assume no responsibility or liability to any person other than to deal with the certificates deposited and the proceeds from the sale of the shares represented thereby in accordance with the provisions of this Letter of Transmittal and Custody Agreement, and the undersigned agrees to indemnify you, jointly and severally, along with other persons entering into a Letter of Transmittal and Custody Agreement, and hold you harmless for any loss, damage or liability (including reasonable attorneys' fees) with respect to any action, claim, litigation or other proceeding or any allegation relating to this Letter of Transmittal and Custody Agreement, except to the extent caused by your gross negligence, bad faith or willful misconduct.

     This instrument constitutes a representation of the authority of the undersigned to execute and deliver this Letter of Transmittal and Custody Agreement, the Power of Attorney, and the Underwriting Agreement and to sell the shares represented by the certificates deposited and that good, valid and marketable title to such shares, free and clear of any security interests, liens, encumbrances, equities, claims or other defects, will be passed to the Underwriters.

     THIS LETTER OF TRANSMITTAL AND CUSTODY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

     Please acknowledge your acceptance hereof as Custodian and receipt of the certificates deposited by executing and returning the enclosed copy hereof to the undersigned.

Dated:  April __, 2000.

                                        Very truly yours,

                                        [NAME OF SELLING STOCKHOLDER]

                                        _____________________________
                                        Signature of Selling Stockholder*

                                        Address: ______________________

*You should sign in exactly the same manner as the shares of Common Stock owned by you are registered.

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    Account of Selling Stockholder to which net proceeds are to be remitted:


                                             ________________________________
                                             Name(s) in which Account is Held

                                             ________________________________
                                             Number of Account

                                             ________________________________
                                             Name of Bank or Other
                                             Institution

                                             ________________________________
                                             Address of Bank or Other
                                             Institution



     Number of Shares of Common
     Stock Represented by
     Certificates Deposited                  ____________________ Shares


     Number of Shares to
     be Sold                                 ____________________ Shares


     Number of Shares
     to be returned                          ____________________ Shares


                                             Number of Shares to be Sold
                        Number of Shares     from Certificates if Less
     Serial Numbers     Represented by       Than All Shares Represented
     Of Certificates    Each Certificate     Thereby Are to be Sold*



*If no indication is made, selection to be at the Custodian's discretion.

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                           ACKNOWLEDGMENT AND RECEIPT


     StockTrans, Inc., as Custodian, acknowledges acceptance of the duties of Custodian under the foregoing Letter of Transmittal and Custody Agreement and receipt of the certificates referred to therein.


Dated:  April __, 2000.



                                        STOCKTRANS, INC.



                                        By:________________________________
                                           Name:
                                           Title: